Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR FOURTH QUARTER AND FULL FISCAL YEAR 2018

Chicago, IL. February 25, 2019 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the fourth quarter and full fiscal year ended December 30, 2018.

Key highlights for the thirteen weeks ended December 30, 2018 compared to the fourteen weeks ended December 31, 2017 include:

•	Total revenues decreased 8.7% to $102.4 million from $112.1 million.
•	Company-operated comparable store sales decreased 1.7%, adjusting for the impact of the 14th week.
•	7 new shops opened, including 4 company-operated shops and 3 franchised shops; 9 shops closed, including 2 company-operated shops and 7 franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $4.4 million, inclusive of a $5.1 million impairment charge and $0.4 million of discrete tax expense compared to a loss of $7.3 million, inclusive of a $5.0 million impairment charge and $5.7 million of discrete tax expense. GAAP diluted loss per share improved to $0.17 from $0.29.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased to $1.2 million from adjusted net income of $2.2 million. Adjusted diluted earnings per share[1] decreased to $0.05 from $0.08.
•	EBITDA[1] decreased to $0.2 million from $3.9 million.
•	Adjusted EBITDA[1] decreased to $7.2 million from $11.1 million.

Key highlights for the fifty-two weeks ended December 30, 2018 compared to the fifty-three weeks ended December 30, 2017 include:

•	Total revenues decreased 1.3% to $422.6 million from $428.1 million.
•	Company-operated comparable store sales decreased 1.4%, adjusting for the impact of the 53rd week.
•	17 new shops opened, including 10 company-operated shops and 7 franchised shops; 23 shops closed, including 10 company-operated shops and 13 franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $8.9 million, inclusive of a $13.6 million impairment charge and $1.1 million of discrete tax expense compared to a net loss of $7.0 million, inclusive of a $10.8 million impairment charge and $5.7 million of discrete tax expense. GAAP diluted loss per share decreased to $0.35 from $0.28.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased to $7.5 million from adjusted net income of $8.0 million. Adjusted diluted earnings per share[1] decreased to $0.29 from $0.31.
•	EBITDA[1] decreased to $12.2 million from $23.5 million.
•	Adjusted EBITDA[1] decreased to $35.0 million from $41.7 million.

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation, commented, “We are pleased with our performance in the fourth quarter and full year 2018, as we took significant steps forward and made great progress towards the execution of our turnaround plan to reposition the company to return to profitable growth. Our objectives for 2018 were to learn what it takes to positively impact same store sales and learn how to drive industry-beating traffic trends – and I believe we accomplished these goals. Our traffic trends in the fourth quarter outperformed the broader Fast Casual industry within our markets for the second consecutive quarter. In addition, we are pleased to report that we achieved same store sales and earnings for the full year ahead of our expectations.”

Johnson, continued, “2018 was a transition year for Potbelly. While we achieved meaningful progress in 2018 and demonstrated that we can improve our same store sales and traffic trends, we recognize that there is still much more work yet to be done to turn the business around. As we look to 2019, our main priorities are to generate positive same store sales and to drive profitability. We are optimistic about our ability to continue to improve our same store sales trajectory and are planning for positive same store sales growth for the first time in a few years. Our optimism is fueled by three key initiatives. First, this month we rolled out our new menu in all of our shops that was tested successfully in 2018. We originally slated the rollout for the second half of this year, but were so encouraged by the results that we accelerated the timetable. Second, we now offer delivery in all of our shops along with expanded delivery windows as we continue to see off-premise as an attractive avenue for growth. Third, we plan to increase our Marketing investment substantially in 2019 to increase our unaided brand awareness, attract new customers and retain more of them. We remain committed to testing new ideas to improve our traffic and same store sales trends in a way that builds the foundation for long-term sustainable profit growth.”

2019 Outlook

For the full fiscal year of 2019, management currently expects:

•	12-20 total shop openings, including 6-10 company-operated shop openings, and 12-20 total shop closures, including 6-10 company-operated shop closures;
•	Company-operated comparable store sales growth in range of 0.5% to 1.5%;
•	An effective tax rate between 22%-24%, excluding the impact of ASU 2016-09; and
•	Adjusted EBITDA between $30.0-$33.0 million, excluding the impact of ASC 842.

Projected adjusted EBITDA set forth above is a measure not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:Monday, February 25, 2019

Time:5:00 p.m. Eastern Time

Dial-In #:877-407-0784 U.S. & Canada

201-689-8560 International

Confirmation code:13686488

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Monday, February 25, 2019 through midnight Monday, March 4, 2019.  To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13686488.  A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years.  Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood.  Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate approximately 50 shops domestically, in the Middle East, Canada and India. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses EBITDA, adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. EBITDA, Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2019 Outlook”), namely adjusted EBITDA. We are not providing a reconciliation of our adjusted EBITDA outlook for the full fiscal year of 2019 because we are not able to accurately estimate all of the adjustments on a forward-looking basis and such items could have a significant impact on our GAAP financial results as a result of their variability.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, competition; general economic conditions; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth and successfully implement our business strategy; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

###

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 14 Weeks Ended		For the 52 Weeks Ended		For the 53 Weeks Ended
	December 30,		December 31,		December 30,		December 31,
	2018		2017		2018		2017
Revenues
Sandwich shop sales, net	$101,560	99.2%	$111,364	99.3%	$419,426	99.2%	$424,932	99.3%
Franchise royalties and fees	818	0.8	785	0.7	3,212	0.8	3,179	0.7
Total revenues	102,378	100.0	112,149	100.0	422,638	100.0	428,111	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	27,353	26.7	29,723	26.5	111,083	26.3	113,426	26.5
Labor and related expenses	31,595	30.9	33,124	29.5	127,962	30.3	126,337	29.5
Occupancy expenses	15,002	14.7	15,770	14.1	59,789	14.1	58,562	13.7
Other operating expenses	11,713	11.4	12,860	11.5	50,363	11.9	49,209	11.5
General and administrative expenses	11,147	10.9	11,243	10.0	46,862	11.1	44,618	10.4
Depreciation expense	5,611	5.5	6,720	6.0	23,142	5.5	25,680	6.0
Pre-opening costs	227	0.2	486	0.4	472	0.1	1,441	0.3
Impairment and loss on disposal of property and equipment	5,100	5.0	4,999	4.5	13,567	3.2	10,761	2.5
Total expenses	107,748	105.2	114,925	102.5	433,240	102.5	430,034	100.4
Income (loss) from operations	(5,370)	(5.2)	(2,776)	(2.5)	(10,602)	(2.5)	(1,923)	(0.4)

Interest expense	33	*	23	*	142	*	124	*
Income (loss) before income taxes	(5,403)	(5.3)	(2,799)	(2.5)	(10,744)	(2.5)	(2,047)	(0.5)
Income tax expense (benefit)	(1,084)	(1.1)	4,391	3.9	(2,195)	(0.5)	4,643	1.1
Net income (loss)	(4,319)	(4.2)	(7,190)	(6.4)	(8,549)	(2.0)	(6,690)	(1.6)
Net income attributable to non-controlling interests	44	*	71	*	329	*	266	*
Net income (loss) attributable to Potbelly Corporation	$(4,363)	(4.3)%	$(7,261)	(6.5)%	$(8,878)	(2.1)%	$(6,956)	(1.6)%

Net income (loss) per common share attributable to common shareholders:
Basic	$(0.17)		$(0.29)		$(0.35)		$(0.28)
Diluted	$(0.17)		$(0.29)		$(0.35)		$(0.28)
Weighted average common shares outstanding:
Basic	24,627,164		25,085,752		25,173,171		25,045,427
Diluted	24,627,164		25,085,752		25,173,171		25,045,427

_________________

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended	For the 14 Weeks Ended	For the 52 Weeks Ended	For the 53 Weeks Ended
	December 30,	December 31,	December 30,	December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Potbelly Corporation, as reported	$(4,363)	$(7,261)	$(8,878)	$(6,956)
Impairment, loss on disposal of property and equipment, and closures(1)	5,950	5,267	15,603	11,659
CEO transition costs(2)	296	502	1,564	2,695
Proxy related costs(3)	—	—	810	—
Restructuring costs(4)	363	—	1,920	—
Tax impact(5)	(1,083)	3,649	(3,488)	642
Adjusted net income attributable to Potbelly Corporation	$1,163	$2,157	$7,531	$8,040

Net income (loss) attributable to Potbelly Corporation per share, basic	$(0.17)	$(0.29)	$(0.35)	$(0.28)
Net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.17)	$(0.29)	$(0.35)	$(0.28)

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.05	$0.09	$0.30	$0.32
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.05	$0.08	$0.29	$0.31

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	24,627,164	25,085,752	25,173,171	25,045,427
Diluted	24,966,168	25,850,021	25,715,578	25,856,093

	For the 13 Weeks Ended	For the 14 Weeks Ended	For the 52 Weeks Ended	For the 53 Weeks Ended
	December 30,	December 31,	December 30,	December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Potbelly Corporation, as reported	$(4,363)	$(7,261)	$(8,878)	$(6,956)
Depreciation expense	5,611	6,720	23,142	25,680
Interest expense	33	23	142	124
Income tax expense (benefit)	(1,084)	4,391	(2,195)	4,643
EBITDA	$197	$3,873	$12,211	$23,491
Impairment, loss on disposal of property and equipment, and closures(1)	5,950	5,267	15,603	11,659
Stock-based compensation	366	1,413	2,882	3,848
CEO transition costs(2)	296	502	1,564	2,695
Proxy related costs(3)	—	—	810	—
Restructuring costs(4)	363	—	1,920	—
Adjusted EBITDA	$7,172	$11,055	$34,990	$41,693

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended	For the 14 Weeks Ended	For the 52 Weeks Ended	For the 53 Weeks Ended
	December 30,	December 31,	December 30,	December 31,
	2018	2017	2018	2017
Income (loss) from operations	$(5,370)	$(2,776)	$(10,602)	$(1,923)
Less: Franchise royalties and fees	818	785	3,212	3,179
General and administrative expenses	11,147	11,243	46,862	44,618
Depreciation expense	5,611	6,720	23,142	25,680
Pre-opening costs	227	486	472	1,441
Impairment and loss on disposal of property and equipment	5,100	4,999	13,567	10,761
Shop-level profit [Y]	$15,897	$19,887	$70,229	$77,398
Total revenues	$102,378	$112,149	$422,638	$428,111
Less: Franchise royalties and fees	818	785	3,212	3,179
Sandwich shop sales, net [X]	$101,560	$111,364	$419,426	$424,932
Shop-level profit margin [Y÷X]	15.7%	17.9%	16.7%	18.2%

	For the 13 Weeks Ended	For the 14 Weeks Ended	For the 52 Weeks Ended	For the 53 Weeks Ended
	December 30,	December 31,	December 30,	December 31,
	2018	2017	2018	2017
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	437	437	437	437
Franchise shops, end of period	49	55	49	55
Revenue Data:
Company-operated comparable store sales	(1.7)%	(2.4)%	(1.4)%	(3.8)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

The Company incurred certain costs related to the transition between the current and former CEO in 2017 and 2018. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement, relocation related charges, and various other transition costs.

(3)

The Company incurred certain professional and other costs related to the shareholder proxy matter. These costs were included in general and administrative expenses in the consolidated statements of operations.

(4)	The Company incurred certain restructuring costs that were included in general and administrative expenses in the consolidated statements of operations.
(5)

For the thirteen weeks and fifty-two weeks ended December 30, 2018 and the fourteen weeks and fifty-three weeks ended December 31, 2017, the tax impact associated with adjustments to net income is based on effective tax rates of 23.0% and 35.0%, respectively, partially offset by the impact of ASU 2016-09 and the impact of the Tax Cuts and Jobs Act of 2017.